PRESS RELEASE
FOR IMMEDIATE RELEASE

FOR:	MDC Partners Inc.	CONTACT:	Donna Granato
	950 Third Avenue, 5th Floor		Director, Finance & Investor Relations
	New York, NY 10022		646-429-1809
dgranato@mdc-partners.com

 MDC PARTNERS INC. REPORTS ANOTHER STRONG QUARTER FOR THE
THREE MONTHS ENDED MARCH 31, 2008

QUARTERLY HIGHLIGHTS:
•	Revenues increased 21.4% to $143.3 million in Q1 2008 vs. $118.1 million in Q1 2007
•	Organic revenue growth was 14.6% for Q1 2008
•	Net new business wins were $40 million for Q1 2008
•	MDC EBITDA increased 78.4% to $9.8 million in Q1 2008 vs. $5.5 million in Q1 2007

NEW YORK, NY (May 1, 2008) - MDC Partners Inc. (“MDC Partners” or the “Company”) today announced financial results for the three months ended March 31, 2008.

Consolidated revenues for the first quarter of 2008 were $143.3 million, an increase of 21.4% compared to $118.1 million in the first quarter of 2007. MDC EBITDA (as defined) for the first quarter of 2008 was $9.8 million, an increase of 78.4% compared to $5.5 million in the first quarter of 2007. Free cash flow (as defined) was $2.6 million in the first quarter of 2008 compared with ($1.9) million in the first quarter of 2007.

“We are very pleased with our tremendous performance during the first quarter of 2008 and are confident in our continuing momentum and ability to achieve increasing profitability and free cash flow as we continue to leverage our infrastructure and demonstrate the scalability of our model,” said Miles S. Nadal, Chairman & CEO of MDC Partners.

Conference Call

Management will host a conference call on Friday, May 2, at 8:30 a.m. (EST) to discuss our results. The conference call will be accessible by dialing 1-416-644-3414 or toll free 1-800-732-6179. An investor presentation will be posted on our website www.mdc-partners.com and will be referred to during the conference call.

About MDC Partners Inc.

MDC Partners is a leading provider of marketing communications solutions and services to clients in North America, Europe and Latin America. Through its partnership of entrepreneurial firms it provides advertising, specialized communications and consulting services to leading brands. MDC Partners’ philosophy emphasizes the utilization of strategy and creativity to drive growth for its clients. “MDC Partners is The Place Where Great Talent Lives”. MDC Partners Class A shares are publicly traded on the NASDAQ under the symbol “MDCA” and on the Toronto Stock Exchange under the symbol “MDZ.A”.

Non-GAAP Financial Measures

In addition to its reported results, MDC Partners has included in this earnings release certain financial results that the Securities and Exchange Commission defines as "non-GAAP financial measures." Management believes that such non-GAAP financial measures, when read in conjunction with the Company's reported results, can provide useful supplemental information for investors analyzing period to period comparisons of the Company's results. These non-GAAP financial measures relate to: (1) presenting MDC’s share of EBITDA (as defined) for the three months ended March 31, 2008 and March 31, 2007; and (2) presenting Free Cash Flow (as defined) for the three months ended March 31, 2008 and 2007. Included in this earnings release are tables reconciling MDC’s reported results to arrive at these non-GAAP financial measures.

This press release contains forward-looking statements. The Company’s representatives may also make forward-looking statements orally from time to time. Statements in this press release that are not historical facts, including statements about the Company’s beliefs and expectations, recent business and economic trends, potential acquisitions, estimates of amounts for deferred acquisition consideration and “put” option rights, constitute forward-looking statements. These statements are based on current plans, estimates and projections, and are subject to change based on a number of factors, including those outlined in this section. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update publicly any of them in light of new information or future events, if any.

Forward-looking statements involve inherent risks and uncertainties. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statements. Such risk factors include, but are not limited to, the following:

•	risks associated with effects of national and regional economic conditions;

•	the Company’s ability to attract new clients and retain existing clients;

•	the financial success of the Company’s clients;

•
the Company’s ability to remain in compliance with its debt agreements and the Company’s ability to finance its contingent payment obligations when due and payable, including but not limited to those relating to “put” option rights;

•	the Company’s ability to retain and attract key employees;

•	the successful completion and integration of acquisitions which complement and expand the Company’s business capabilities;

•	foreign currency fluctuations; and

•	risks arising from the Company’s historical option grant practices.

In addition to improving organic growth for its existing operations, the Company’s business strategy includes ongoing efforts to engage in material acquisitions of ownership interests in entities in the marketing communications services industry. The Company intends to finance these acquisitions by using available cash from operations and through incurrence of bridge or other debt financing, either of which may increase the Company’s leverage ratios, or by issuing equity, which may have a dilutive impact on existing shareholders proportionate ownership. At any given time the Company may be engaged in a number of discussions that may result in one or more material acquisitions. These opportunities require confidentiality and may involve negotiations that require quick responses by the Company. Although there is uncertainty that any of these discussions will result in definitive agreements or the completion of any transactions, the announcement of any such transaction may lead to increased volatility in the trading price of the Company’s securities.

Investors should carefully consider these risk factors and the additional risk factors outlined in more detail in the Annual Report on Form 10-K under the caption “Risk Factors” and in the Company’s other SEC filings.

SCHEDULE 1

MDC PARTNERS INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(US$ in 000s, except share and per share amounts)

	Three Months Ended March 31,
	2008	2007

Revenue	$143,344	$118,080

Operating Expenses
Cost of services sold	97,591	76,963
Office and general expenses	35,849	33,244
Depreciation and amortization	10,088	5,811
	143,528	116,018

Operating Income (Loss)	(184)	2,062

Other Income (Expenses)
Other income (expense)	3,603	(708)
Interest expense	(3,889)	(2,650)
Interest income	206	156
Loss from Continuing Operations Before Income Taxes,
Equity in Affiliates and Minority Interests	(264)	(1,140)

Income Tax Recovery	825	515

Income (Loss) from Continuing Operations Before Equity in
Affiliates and Minority Interests	561	(625)
Equity in Earnings (Losses) of Non-consolidated Affiliates	140	(50)
Minority Interests in Income of Consolidated Entities	(2,094)	(4,291)

Loss From Continuing Operations	(1,393)	(4,966)
Loss from Discontinued Operations	(2,001)	(3,831)
Net Loss	($3,394)	($8,797)

Loss Per Common Share
Basic and Diluted:
Continuing Operations	($0.05)	($0.20)
Discontinued Operations	(0.08)	(0.16)
Net Loss	($0.13)	($0.36)

Weighted Average Number of Common Shares:
Basic and Diluted	26,497,163	24,274,797

SCHEDULE 2

MDC PARTNERS INC.
RECONCILIATION OF OPERATING INCOME (LOSS) TO EBITDA*
(US$ in 000s)

For the Three Months Ended March 31, 2008

	Marketing Communications Group
	Strategic	Customer	Specialized
	Marketing	Relationship	Communication	Corporate &
	Services	Management	Services	Other	Total

Revenue	$77,981	$34,663	$30,700	-	$143,344

Operating Income (Loss) as Reported	$730	$1,227	$2,310	($4,451)	($184)

Add:
Depreciation and amortization	7,292	1,825	903	68	10,088
Stock-based compensation	446	32	252	1,268	1,998

EBITDA *	8,468	3,084	3,465	(3,115)	11,902

Less: Minority Interests	(670)	(57)	(1,367)	-	(2,094)

MDC's Share of EBITDA**	$7,798	$3,027	$2,098	($3,115)	$9,808

*	EBITDA is a non-GAAP measure, but as shown above it represents operating income (loss) plus depreciation and amortization, and stock-based compensation.

**	MDC's Share of EBITDA is a non-GAAP measure, but as shown above it represents operating income (loss) plus depreciation and amortization, and stock-based compensation charges less minority interests.

MDC PARTNERS INC.
RECONCILIATION OF OPERATING INCOME (LOSS) TO EBITDA*
(US$ in 000s)

For the Three Months Ended March 31, 2007

	Marketing Communications Group
	Strategic	Customer	Specialized
	Marketing	Relationship	Communication	Corporate &
	Services	Management	Services	Other	Total

Revenue	$70,563	$23,568	$23,949	-	$118,080

Operating Income (Loss) as Reported	$5,848	$483	$1,189	($5,458)	$2,062

Add:
Depreciation and amortization	3,766	1,550	427	68	5,811
Stock-based compensation	489	26	124	1,277	1,916

EBITDA*	10,103	2,059	1,740	(4,113)	9,789

Less: Minority Interests	(3,716)	(14)	(561)	-	(4,291)

MDC's Share of EBITDA**	$6,387	$2,045	$1,179	($4,113)	$5,498

*	EBITDA is a non-GAAP measure, but as shown above it represents operating income (loss) plus depreciation and amortization, and stock-based compensation.

**	MDC's Share of EBITDA is a non-GAAP measure, but as shown above it represents operating income (loss) plus depreciation and amortization and stock-based compensation less minority interests.

SCHEDULE 3

MDC PARTNERS INC.
FREE CASH FLOW
(US$ in 000s)

	Three Months Ended March 31,
(US$ in millions)	2008	2007
MDC EBITDA	$9,808	$5,498
Capital Expenditures	(4,223)	(3,502)
Cash Taxes	(280)	(564)
Cash Interest, net	(2,737)	(3,310)

Free Cash Flow	$2,568	($1,878)

SCHEDULE 4

MDC PARTNERS INC.
CONSOLIDATED BALANCE SHEETS
(US$ in 000s)

	(unaudited)
	March 31,	December 31,
	2008	2007

Assets
Current Assets:
Cash and cash equivalents	$5,749	$10,410
Accounts receivable, net	145,749	135,260
Expenditures billable to clients	29,001	19,409
Prepaid expenses	6,707	5,937
Other current assets	2,504	2,422
Total Current Assets	189,710	173,438

Fixed assets	47,591	47,440
Investment in affiliates	1,657	1,434
Goodwill	224,240	217,726
Other intangible assets, net	51,010	55,399
Deferred tax assets	10,182	9,175
Other assets	15,300	16,086
Total Assets	$539,690	$520,698

Liabilities and Shareholders' Equity
Current Liabilities:
Accounts payable	$58,756	$65,839
Accrued and other liabilities	64,532	74,668
Advance billings	74,519	50,988
Current portion of long term debt	1,855	1,796
Deferred acquisition consideration	2,223	2,511
Total Current Liabilities	201,885	195,802

Revolving credit facility	18,561	1,901
Long-term debt	115,927	115,662
Convertible notes	43,838	45,395
Other liabilities	8,624	8,267
Deferred tax liabilities	530	819
Total Liabilities	389,365	367,846

Minority Interests	25,940	24,919

Shareholders' Equity:
Common stock	212,794	207,959
Share capital to be issued	214	214
Additional paid in capital	25,135	26,743
Accumulated deficit	(116,363)	(112,969)
Stock subscription receivable	(357)	(357)
Accumulated other comprehensive income	2,962	6,343
Total Shareholders' Equity	124,385	127,933

Total Liabilities and Shareholders' Equity	$539,690	$520,698